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                                                                    EXHIBIT 11.1

                      ROSS SYSTEMS, INC. AND SUBSIDIARIES

                        STATEMENT REGARDING COMPUTATION
                           OF NET EARNINGS PER SHARE

                      (In thousands, except per share data)
                                  (Unaudited)

                                                                                                  THREE MONTHS ENDED
                                                                                                    SEPTEMBER 30,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
Primary Earnings:
 Net earnings..................................................................................  $     348  $     496
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

 Weighted average shares outstanding during the period.........................................     19,245     17,850

 Common and common stock equivalent shares using the treasury stock method.....................        413      1,026
                                                                                                 ---------  ---------

 Total shares outstanding for purposes of calculating primary earnings per share...............     19,658     18,876
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------


 Primary earnings per common and common stock equivalent share.................................  $    0.02  $    0.03
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Fully Diluted Earnings:
 Net earnings..................................................................................  $     348  $     496
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
 Weighted average shares outstanding during the period.........................................     19,245     17,850

 Common and common stock equivalent shares using the treasury stock method.....................        368      1,026
                                                                                                 ---------  ---------

 Total shares outstanding for purposes of calculating fully diluted earnings per share.........     19,613     18,876
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

 Fully diluted earnings per common and common stock equivalent share...........................  $    0.02  $    0.03
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

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